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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                          Current Report Pursuant to
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):    August 1, 2001
                                                           --------------

                              Endorex Corporation
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            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

                1-14778                                 41-1505029
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        (Commission File Number)           (I.R.S. Employer Identification No.)

28101 Ballard Drive, Suite F, Lake Forest, Illinois             60045
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     (Address of Principal Executive Offices)                 (Zip Code)

                                (847) 573-8990
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             (Registrant's Telephone Number, Including Area Code)
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Item 5.   Other Events
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          Endorex Corporation ("Endorex"), Roadrunner Acquisition, Inc., a
          wholly-owned subsidiary of Endorex ("Roadrunner"), and Corporate Technology Development, Inc. ("CTD") entered into a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of July 31, 2001, to combine Endorex and CTD in a stock-for-stock transaction. Under the Merger Agreement, Roadrunner will merge with and into CTD and in connection therewith, CTD stockholders will receive .271443 of a share of Endorex common stock for each CTD common share and 1.008466 shares of Endorex common stock for each CTD preferred share (the "Merger"). Immediately following the Merger, CTD's stockholders will own approximately 43% of the outstanding common stock of Endorex. Merger is conditioned upon the approval of the stockholders of both companies, other customary terms and satisfaction of certain other conditions. The Merger Agreement contains potential $1 million break-up fees which would become payable by either Endorex or CTD, as applicable, in the event of certain specified occurrences. The Merger Agreement prohibits Endorex from directly or indirectly taking certain actions relating to the solicitation of alternative proposals or offers for Endorex to acquire other entities, except in limited circumstances, and CTD is prohibited from directly or indirectly taking certain actions relating to the solicitation of competing proposals or offers to acquire all or any part of CTD's stock or assets.

          The Merger is intended to constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase transaction.

          Stockholders of CTD holding approximately 60.5% of CTD's outstanding preferred stock and approximately 63.1% of CTD's outstanding common stock have entered into a voting agreement pursuant to which they have agreed to vote for the Merger (the "Voting Agreement").

          The boards of directors of Endorex and CTD have each approved the Merger and the Merger Agreement and have agreed to recommend that their respective stockholders vote in favor of the Merger. An independent financial advisor retained by Endorex rendered their opinion to the board of directors of Endorex that the Merger is fair to the stockholders of Endorex from a financial point of view.

          The foregoing description of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Voting Agreement, a copy of each of which will be filed with the Securities and Exchange Commission at a later date in an appropriate filing.

          A copy of Endorex's and CTD's joint press release regarding the Merger and the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
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          All stockholders should read the joint proxy statement/prospectus concerning the Merger that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the Merger. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Endorex, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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          (c)  Exhibits

               99.1  Press Release dated August 1, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Endorex Corporation
                                    ------------------------
                                    (Registrant)

                                    By: /s/ Michael S. Rosen
                                        --------------------
                                    Name:  Michael S. Rosen
                                    Title: Chief Executive Officer

Dated: August 1, 2001


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                                 EXHIBIT INDEX


Exhibit No.            Description
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
99.1                   Press Release dated August 1, 2001